A NASDAQ Traded Company - Symbol HBNC

The Company
Craig M. Dwight
President & Chief Executive Officer

Forward-Looking Statements
This presentation may contain forward-looking statements regarding financial performance, business prospects, growth and operating strategies.  For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

History
•
Founded in 1873
•
Located in Northwest Indiana and Southwest
Michigan
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Total Assets:  $1 billion - New Milestone
•
Insiders, Employees & Retirees Own
Approximately 30%

Business Lines
•
Retail Banking
•
Commercial Banking
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Mortgage Lending
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Mortgage Warehousing
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Trust & Investment Management
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Goal is to Balance Revenue Streams

Locations
Current Horizon Location
Future Horizon Location
Former Alliance Location

Alliance Acquisition

Alliance Acquisition History
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Closed June 10, 2005
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Converted Data Processing Systems July 18, 2005
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Sold Michigan City Branch Location
–
November 2005
–
Leasing Drive-up Facility

Reasons to Acquire Alliance
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Fills Gap in Markets Served
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Cost Savings Greater Than 30%
–
Staffing
–
Occupancy
–
Operational
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Reduces the Risk of a New Entrant into the
  Market
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IRR > 18%

Source for Alliance Acquisition:  McConnell, Budd & Romano, Inc. Investment Banker &
Alliance’s Year-end 2004 Audited Financial Statement
Source for Averages: SNL Merger & Acquisition Report 12-31-04
Alliance Acquisition Metrics

Current Challenges Facing Horizon
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Slow Down in the Annual Growth Rate of Net Income
–
Flat Yield Curve
–
Efficiency Ratio
•
Loan Volume - 1st Quarter
–
Mortgage Warehouse Loan Volume Below Expectations
–
Unanticipated Commercial Loan Payoffs

Yield Curve

Non-Interest Expense to Avg. Assets

Quarterly Earnings

Strengths to Build Upon
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Organic or Internal Growth Rates
•
Shift in Loan Mix
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Consistent Gains in Deposit Market Share
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Return on Average Equity
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Dividend Increases
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Company Driven by Values or Closely Held Beliefs
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Total Shareholder Return

Total Assets
CAGR 15.31%
1998 to 2005
CAGR
3.02%
1994 to 1998

Source FDIC  June 30, 2005
Deposit Market Share

Source: Samco Capital
Return on Average Equity

Dividend Increases

       Closely Held Beliefs
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We Affirm the Customer as Our Highest Focus
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We Accomplish Our Goals
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We Understand the Value of Profit
•
We Value Measurement
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Publish & Rank Results
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Best Practices
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Recognition
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Six Sigma

Why Attractive Investment?
•
Organic Growth Rates
•
Chicago Discovers Market Place
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Excellent Asset Quality
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A Company Driven by Closely Held Beliefs
•
Insider and Employee Ownership is Aligned
with Shareholder Interests

Stock Price History - Five Years
Source: NASDAQ      QQQQ: Community Bank Index   Bank: Nasdaq Bank Index    COMP: Nasdaq Composite

Financial Presentation
James H. Foglesong
Chief Financial Officer

Shift in Loan Mix

Total Loans
2002
2005

Peer Data from UBPR - December 31, 2005

Non-Interest Expense
to Avg. Assets

A NASDAQ Traded Company - Symbol HBNC